Exhibit 10.66

STATE OF TEXAS

§

FIRST FULLY RESTATED

§	COMMERCIAL LEASE AGREEMENT

COUNTY OF BEXAR

§

12902 and 12906 Flagship Drive

THIS FIRST FULLY RESTATED LEASE AGREEMENT (the “Lease”) is made and entered into as of the effective date provided below, by and between Green Wing Management, Ltd. (“Lessor”), and ISI Controls, Ltd., a Texas limited partnership (“Lessee”).

1.            LEASED PREMISES.  For and in consideration of the rents, covenants, agreements, and stipulations herein contained, Lessor does hereby lease unto Lessee, and Lessee does hereby rent from Lessor for the term and upon the terms and conditions hereinafter set out, the following (the “Leased Premises”): the property located at 12902 and 12906 Flagship Drive (commonly referred to collectively as “12902 Flagship Drive”), in the City of San Antonio, Bexar County, Texas, the land being described on Exhibit A attached hereto, and the improvements shown on the site plan which is attached hereto as Exhibit B.

A.          Acceptance.  Lessee represents and warrants to Lessor that Lessee has actual knowledge of the status and condition of every part, phase, system, improvement, and component of the Leased Premises.  Taking possession of the Leased Premises by Lessee shall be deemed conclusively to establish that Lessee accepts the Leased Premises in its “as is” condition, and acknowledges that it is in good and satisfactory condition, as of the date when possession was so taken.  Lessee acknowledges that Lessor has made no warranties or representations of any kind, neither express nor implied, and that Lessee has inspected the premises and has made all investigations as to its suitability for its particular purposes that it deems, in its sole opinion, necessary.  Lessee is not relying upon any representations by Lessor as to the suitability of the Premises for Lessee’s particular purpose.  Lessee accepts the Premises based on its own investigation and believes them to be suitable for Lessee’s intended commercial purpose.

2.            USE OF PREMISES.  The Leased Premises will be used and occupied by Lessee for a commercial enterprise engaged in the sale, installation, repair, and maintenance of: (i) detention equipment and systems; (ii) fire and security alarm systems and equipment; (iii) access control systems and equipment; (iv) commercial enterprises and light manufacturing reasonably suited for the Leased Premises and permissible under all applicable laws, rules, regulations and ordinances, and for other uses reasonably incident thereto, and Lessee shall not use the Leased Premises for any other purpose without the written consent of Lessor, which consent will not be unreasonably withheld.  Lessee shall not perform any acts or carry on any practices in its use of the Leased Premises which may damage the improvements situated thereon, or which may be a nuisance or menace to the general public or the tenants and owners of adjoining properties.  Lessee shall keep the Leased Premises and all sidewalks, driveways, and other areas of public access on the Leased Premises clean and free of all rubbish and debris at all times.  Lessee shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other governmental agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Leased Premises.  The operating hours of Lessee’s business shall be in Lessee’s sole discretion.

3.            MERGER AGREEMENT.  Lessee is a wholly owned subsidiary of ISI Detention Contracting Group, Inc., a Delaware corporation (the “Company”).  Pursuant to the Merger Agreement as amended, dated December 8, 2006, entered into by Company, ISI Security Group, Inc., a Delaware corporation (“Acquisition Corp.”) and Argyle Security Acquisition Corporation, a Delaware corporation (“Parent”), the Company will merge with and into the Acquisition Corp., with Company being the surviving entity (the “Merger”).  Acquisition Corp. is a wholly owned subsidiary of Parent.  If, for any reason, the Company, Acquisition Corp. and Parent should fail to close the merger on or before July 31, 2007, then this Lease is void, and the Commercial Lease Agreement entered into by and between Lessor and Lessee, effective as of January 1, 2006, is revived and continues in full force and effect.

4.            TERM.  The term of this Lease will commence on August 1, 2007, (the “Effective Date”), and shall end on the last day of August 2019 (the “Primary Term”), unless sooner terminated in accordance with the terms and conditions hereinafter set forth.  During the year of the lease term, Lessor will have the right to enter and show the Leased Premises for the purpose of reletting said premises at reasonable times and on reasonable notice to the Lessee.

A.          Option to Renew.  Lessee shall have one option to extend the term of this Lease for a period of five (5) years.  To exercise the option, Lessee must give written notice of its exercising the option to Lessor on or before two years prior to the expiration of the Primary Term.  Lessee may exercise this option to renew only if:  (1) Lessee is not in default in the performance of this Lease when Lessee gives notice of its exercising of the option; (2) Lessee and Lessor are able to agree, within the time frame set forth below, upon an amount for a monthly rental during the five (5) year term of the option (“Option Term”); (3) Lessee and Lessor shall make a good faith effort to agree upon a rental amount; and (4) Lessee remains in full compliance with the Lease until the Primary Term expires.  The monthly rental for the Option Term shall be negotiated between Lessor and Lessee at the time that Lessee exercises its option, subject to the requirement that each year’s rent shall be not less than the previous year’s rent paid by Lessee hereunder.  If Lessor and Lessee are unable to agree upon the amount of the monthly rental for the Option Term within two hundred and seventy (270) days of the expiration of the Primary Term, then this option to renew shall, without further action by Lessor, be deemed to be wholly and conclusively terminated, and Lessee shall vacate the Leased Premises by the end of the Primary Term.

5.            PARENT’S RIGHT TO PURCHASE/RIGHT OF FIRST REFUSAL.  At any time during the Primary Term, Parent maintains the right, at Parent’s sole discretion, to purchase Lessor’s interest in the Leased Premises at fair market value to be determined by independent appraisal conducted contemporaneously with purchase and agreed to by both Parent and Lessor; provided, however, that such amount shall not be less than the appraisal amount set immediately prior to the date of the Merger.  Should Lessor offer the Leased Premises for sale to any party at any time during the Primary Term, Parent is granted a right of first refusal to purchase the Leased Premises according to the terms of this section.  If Parent elects not to exercise its right of first refusal, then Lessor reserves the right to sell, mortgage or otherwise dispose of all or any part of Lessor’s interest in the Leased Premises to any party.  In such event, this Lease shall continue in full force and effect.  Any such sale shall operate to release Lessor from all obligations and liability under this Lease except for the return of any security deposit not transferred to the new owner.

6.            RENT.  Lessee agrees to pay Lessor at San Antonio, Bexar County, Texas, monthly rentals as provided below.

A.             Base Rental.  Based on the independent rent appraisal conducted in November 2006, Lessor and Lessee agree that the market rate (the “Initial Market Rate”) for the Leased Premises is at least $6,369.33 per month, as of the Effective Date.  The base monthly rental for the Leased Premises is hereby agreed to be $5,732.39, an amount equal to ninety percent (90%) of the Initial Market Rate.  The base monthly rental shall be payable in advance and without demand, on the Effective Date and on the first day of each subsequent calendar month during the term hereof.

B.             Recalculation of Base Rental.  At the end of each three-year period of occupancy, an independent rent appraisal will be conducted to establish the new market rate and to determine the basis for setting the monthly base rental applicable to the ensuing three-year period.  This adjustment of base monthly rental will be calculated as follows: (i) if the new appraisal reflects a market rate greater than the market rate established at the most recent prior appraisal, then the base monthly rental will be set at ten percent (10%) less than the new market rate; or (ii) if the new appraisal reflects a market rate lower than the market rate established at the most recent prior appraisal, then the base monthly rental will (a) remain unchanged if the new market rate is less than ten percent (10%) below the previous market rate, or (b) equal the new market rate if the new market rate is more than ten percent (10%) below the previous market rate.

C.             Late Penalty.  If any monthly rental payment is not received by Lessor on or before the fifth (5th) day of the month, but is received on or before the fifth (5th) day, a late charge equal to five percent (5.0%) of the then due monthly rental payment shall be added to the rental due; if the monthly rental payment is received after the fifth (5th) day, but on or before the fifteenth (15th) day of the month it is due, a late charge equal to ten percent (10%) of such rental payment shall be added to the rental due.  The parties agree that any charge or collection of late fees pursuant to this subsection is to compensate for costs incurred as a consequence of late payments, and that such fees will not constitute contracting for, charging, or collecting interest.

D.             Taxes.

(1)           Personal Property Taxes.  Lessee agrees that it will pay to the appropriate taxing authorities all taxes, assessments, or other charges levied by any governmental or quasi-governmental authority, which during the time of this Lease may be levied or assessed against its personal property.

(2)           Ad Valorem Taxes.  Lessee shall also pay all ad valorem taxes and assessments levied against the Leased Premises including, but not limited to, the real property described on Exhibit A and the improvements described on

Exhibit B.  Lessee will remit payment for the taxes owed by Lessee to Lessor no later than January 5 of each year; however, if the due date of such taxes is not February 1, then Lessee will remit payment to Lessor not later than twenty-five (25) days prior to the date of delinquency of such taxes.  In the event Lessee fails to pay for the taxes owed by Lessee as provided above, then such failure shall constitute a default hereunder.  Taxes for any partial calendar year during the term of this Lease shall be prorated between Lessor and Lessee as follows: (i) Lessee shall pay to Lessor that amount equal to the product of the amount of taxes for such calendar year (determined as if this Lease had been in effect for the entire tax year), multiplied by a fraction, the numerator of which is the number of days during such year that Lessee occupied the Leased Premises under the terms of this Lease and the denominator of which is 365; and (ii) Lessor shall pay that amount equal to the tax assessment for such calendar year, less the amount paid by Lessee pursuant to (i) above.  In the event this Lease terminates or expires prior to Lessor’s receipt of the tax assessment for such calendar year, Lessee shall pay to Lessor an amount equal to Lessee’s pro rata share of one hundred twenty-five percent (125%) of the taxes for the previous calendar year.  Upon receipt of the assessment for such calendar year, Lessor shall calculate Lessee’s pro rata share of such taxes and send to Lessee a copy of such tax assessment together with either (i) a refund of any amounts paid by Lessee in excess of Lessee’s pro rata share of such taxes, or (ii) a request for payment of any amount still owed by Lessee to Lessor for Lessee’s pro rata share of taxes.  Lessee shall pay any such amount still owed to Lessor within thirty (30) days following receipt of the request for payment.

Notwithstanding the foregoing, Lessee may, upon notice to Lessor, at Lessee’s option and at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of ad valorem taxes or assessments against the Leased Premises and Lessor, without out-of-pocket cost or expense to Lessor, shall cooperate with Lessee in such protest, appeal, or other action to the extent required in order comply with all applicable state, federal and local laws and ordinances pertaining to the process of such protest, appeal or other action.  Lessee hereby agrees to indemnify, defend, and hold Lessor harmless from and against any claims, obligations, costs, expenses, fees, and liabilities against or incurred by Lessor in connection with such cooperation.

E.              Miscellaneous.  All payments shall be made in lawful money of the United States of America.  Lessee shall not be entitled to deduct from or offset any sums owing or claimed to be owing by Lessor to Lessee from any such amounts, and no conditions or circumstances shall entitle Lessee to an abatement of any such payment unless otherwise specifically provided herein.  All rent shall be due and payable without demand.  All past due rent shall bear interest at the annual rate of eighteen percent (18%) or the maximum legal rate, whichever is less, until paid.  If any payment is made by check and the check is not honored, then (i) Lessee shall pay all of Lessor’s costs, expenses, and fees resulting from the dishonor and an additional $50.00 for processing; and (ii) in the event two (2) checks are ever dishonored during this Lease, then Lessor may, at its option, require that all future rent payments be in the form of certified funds (money order, certified check, etc.).

F.             Place for Payment.  All rents are payable to Lessor at 12903 Delivery Drive, San Antonio, Texas 78247, or other place designated in writing by Lessor.

7.            SIGNS.  Lessee shall maintain signs, lettering, and advertising materials as may be placed on the exterior or in the exterior windows of the Leased Premises in good condition and repair at all times and in absolute compliance with all applicable governmental ordinances and regulations including, but not limited to, all applicable deed restrictions.

8.            RULES AND REGULATIONS.  No garbage, refuse or debris shall be deposited or stored by Lessee in any public area except as designated by Lessor, and then only in approved containers, and shall be handled in such a manner as to not be offensive nor create a nuisance.  The plumbing facilities and water fixtures shall not be used for any purpose other than those for which they were constructed.  In addition to Lessee’s duties of maintenance and repair as contained in the Lease, Lessee has the duty to repair the following conditions that may occur during the Lease Term, or any renewal or extension: (i) damage from wastewater stoppages caused by foreign or improper objects in lines; (ii) damage of any nature to doors, windows, screens, or signs; and (iii) damage from windows or doors left open.  Lessee will not allow any canvassing, soliciting, peddling, or panhandling within the Leased Premises.

9.            OBLIGATIONS FOR REPAIRS.  Lessee agrees to maintain and make all repairs and replacements to, at its own cost and expense, the interior and exterior of the Leased Premises, so as to return the Leased Premises to Lessor at the end of the Primary Term, and any renewal or extension thereof, in substantially the same condition as when originally leased, reasonable wear and tear excepted, including the maintenance, repair, and replacement of exterior walls, foundations, plumbing, HVAC, lighting systems, electrical, telephone, and data wiring, roof, gutters, and down spouts, including the performance of all maintenance replacements and repairs necessary or incidental thereto.  Lessee will accomplish such maintenance repairs and replacements promptly in a good and workmanlike manner, in compliance with all applicable laws of all governmental authorities, and in a style, character, and quality conforming to existing construction, and will provide Lessor with advance notice of intent to make such repairs and replacements; such repairs and replacements to include, but not be limited to, all necessary maintenance and repairs to and replacements of the construction materials forming the outer shell of the buildings, the water, sewage, gas, electrical, telephone, and data lines and installation servicing the buildings and the Leased Premises, the heating and air-conditioning system in the buildings, all repairs and restoration made necessary by fire or other casualty, and all necessary repairs and replacements of improvements to the Leased Premises originally constructed by Lessor.  All maintenance, repairs, and replacements required to preserve the Leased Premises in the condition they exist on the day this Lease commences shall be the sole responsibility and obligation of Lessee, and not Lessor.  Lessee agrees to hold Lessor harmless, and to fully indemnify Lessor, for any damages occasioned by the physical condition or state of repair of the buildings or the Leased Premises.  Lessee shall have an annual pest and termite inspection performed at the Leased Premises on or before July 1 of each year and provide a copy of the inspection to Lessor.  The cost of such inspection and any repairs occasioned by pest and termite damage shall be paid by Lessee.  Lessor shall have no responsibility or obligation of any nature to maintain the Leased Premises or perform any repairs or replacements relating to the Leased Premises.

A.          In the event Lessee does not complete the maintenance, repairs, and replacements as required herein, Lessor shall have the right, but not the obligation, to immediately perform such replacements, repairs, or maintenance as may be deemed an emergency by Lessor, and to charge the cost thereof to Lessee, said cost to be payable by Lessee on demand as additional rent hereunder.  An “emergency” shall mean a defect, or state of disrepair, that Lessor reasonably believes constitutes a dangerous condition to the physical safety or well-being of any person entering the Leased Premises or possibility of significant damage to premises.  Failure to pay said charge within fifteen (15) days of a demand by Lessor shall be a material default and breach of this Lease, and shall not be subject to the rights of remediation or cure set forth in Section 19 herein, or otherwise.

B.           In the event Lessor believes that the Leased Premises are not being properly repaired or maintained, but the defect is not of an emergency nature, then Lessor shall give Lessee notice of the defect.  If Lessee does not repair the defect within twenty (20) days after receiving the notice from Lessor, then Lessor shall have the right, but not the obligation, to perform such repairs or maintenance as may be necessary, and to charge the reasonable cost thereof to Lessee.  These costs of maintenance or repair shall be payable by Lessee on demand as additional rent.  Failure to pay said charge within fifteen (15) days of a demand by Lessor shall be a material default and breach of this Lease, and shall not be subject to the rights of remediation or cure set forth in Section 19 herein, or otherwise.

10.          UTILITIES.  Lessee shall pay all charges for water, gas, telephone, electricity, and all utilities used in the Leased Premises as well as waste disposal services and all janitorial services.  Lessee shall at its expense maintain, repair, and replace when necessary, all heating, air conditioning, plumbing, gas, electrical and mechanical appurtenances and fixtures in the Leased Premises.

11.          SECURITY DEPOSIT.  Lessee shall deposit with Lessor as security for Lessee’s continued performance of this Lease a sum equal to three months’ rental hereunder.  Upon Lessee’s failure to pay any required payment hereunder, the deposit may, at Lessor’s option, be applied by Lessor to delinquent rental or to damages, and if so used, Lessee shall immediately pay to Lessor the amount so used.  Any Security Deposit remaining at the conclusion of the Primary Term, or any extension thereof, shall be returned to Lessee within sixty (60) days after the Lessee has vacated the Leased Premises, subject to any offsets or credits deemed appropriate by Lessor.

12.          INDEMNITY.  Lessor will not be liable to Lessee or any other person for injury, death, or damage to persons or property received on, related to, or incidental to the use of the Leased Premises or this Lease.  Lessee further agrees to defend, at its own expense, and on behalf of Lessor and in the name of Lessor, any claim, demand, assertion, or litigation of every nature brought or made against Lessor in connection with, arising from, or relating to the Leased

Premises or this Lease; and Lessee shall indemnify and save Lessor harmless from and against any loss, claim, cost, expense, fee, or liability of every nature in connection with, arising from, or relating to the Leased Premises or this Lease, save and except for claims arising solely from structural defects or building code non-compliance in the Leased Premises or acts of god.  Lessee irrevocably stipulates that this provision is conspicuous, as required by law, and Lessee specifically represents and warrants to Lessor, with the intent to induce Lessor to rely thereon, that Lessee has reviewed this provision and has full understanding and appreciation of the import of each of the terms of this provision.  Lessee is obligated to defend and indemnify Lessor for all conduct of Lessor involving willful misconduct or gross negligence.

13.          ALTERATIONS.

A.             Lessee shall not make any additions, alterations, or changes in the Leased Premises without first obtaining Lessor’s written approval, which approval will not be unreasonably withheld.  Notwithstanding the foregoing, Lessee may install in the Leased Premises any and all equipment, trade fixtures, furnishings, furniture and other personal property used by Lessee in connection with its business (collectively, “Lessee’s Property”) without obtaining Lessor’s approval, unless such installation would affect or modify the structural integrity, foundation/slab, roof or exterior walls of the Leased Premises (a “Structural Modification”).  Upon termination or expiration of the Lease, Lessee shall remove all of Lessee’s Property and shall restore the Leased Premises to the condition in which it existed prior to installation of the Lessee’s Property.  In the event Lessee makes a permitted Structural Modification, Lessor shall have the option to elect whether such Structural Modification shall remain on the Leased Premises and become the property of Lessor or shall be removed by Lessee at Lessee’s expense.  Lessee shall furnish to Lessor, not less than 180 days prior to the expiration of the Lease term, a written list of all Structural Modifications; within thirty (30) days of receipt of this list, Lessor will furnish to Lessee a written list of all Structural Modifications to be removed by Lessee.  Notwithstanding any provision herein to the contrary, HVAC systems, plumbing lines and fixtures, electrical, telephone, and data wiring and fixtures, and other fixtures (i) which are integrally incorporated into the Leased Premises and (ii) the removal of which would alter the structural integrity, foundation/slab or roof of the Leased Premises, shall constitute Structural Modifications.  In the event Lessor elects to have any such Structural Modifications removed, Lessee agrees to pay all costs of and repair any damages resulting from such removal.  Such removal shall be completed on or before the date of the expiration of the Lease term provided herein, or, in the event of early termination due to default by Lessee, within a reasonable time after receipt of written notice of the items to be removed, and shall be diligently conducted to completion.

B.             Lessee covenants and agrees to keep the premises free and clear of all liens and encumbrances of whatsoever kind, granted or claimed by, through, or under Lessee.

14.          LESSOR’S ACCESS.  Lessor shall have the right to enter upon the Leased Premises at reasonable hours and on reasonable notice to Lessee for the purpose of inspecting same.

15.           INSURANCE.  Lessee shall, at Lessee’s expense, provide and maintain in full force and effect during the term of this Lease insurance from reputable companies to which Lessor has no reasonable objection and which are authorized to do business in Texas as follows: (a) Commercial General Liability insurance in an amount of $2,000,000.00 each occurrence for bodily injury and property damage, plus an excess umbrella liability policy with a limit for bodily injury and/or property damage in an amount of not less than $3,000,000.00; and (b) fire and extended coverage insurance, including vandalism and malicious mischief, on the Leased Premises and all of Lessee’s improvements in an amount equal to the “full replacement value” (as hereinafter defined) thereof;; and (c) Worker’s Compensation Insurance as required by the State of Texas.  All insurance which Lessee is required to maintain pursuant to the terms of this Lease shall: (i) name the Lessor as an additional insured and the holder or holders (“Mortgagee”) of any mortgage, deed of trust or other security agreement now or hereafter granted by Lessor covering the Leased Premises as additional insureds pursuant to a standard mortgagee’s loss payable endorsement; and (ii) be written by such companies and upon such policy forms as Lessor shall approve, which approval shall not be unreasonably withheld or delayed.  Lessee shall furnish Lessor with certificates of all insurance required by this section prior to Lessee’s taking possession of the Leased Premises.  In the event Lessee shall fail to provide or maintain the insurance required in this section, in addition to any other right or remedy which Lessor may have pursuant to this Lease, at law or in equity, or otherwise, Lessor shall have the right, but not the obligation, to procure such insurance and charge the cost thereof to Lessee, said cost to be payable by Lessee upon demand by Lessor.  Failure to pay said charge within fifteen (15) days of a demand for payment by Lessor shall be a material default and breach of this Lease, and shall not be subject to the rights of remediation and cure set forth in Section 19 hereof, or otherwise.  Losses shall be payable to Lessor and Lessee as provided in Section 16 hereof.  The amount of any insurance coverage required under this Lease shall be increased from time to time, as Lessor reasonably requires.  Lessee is not required to carry insurance on its furniture, furnishings, fixtures and equipment on or in the Leased Premises, but Lessee warrants and represents that, if it chooses not to carry such insurance, it will maintain an adequate financial standing to be responsible for any and all losses to such items.

For purposes hereof, the phrase “full replacement value” shall mean the actual replacement cost of the Leased Premises requiring replacement from time to time, including an increased cost of construction endorsement, if available and economically feasible, less exclusions provided in the standard form of fire insurance policy.  In the event Lessor reasonably believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Lease term, Lessor shall have the right to have such replacement cost redetermined.

A.          Subject to the provisions of Section 16 below, Lessor and Lessee agree that in the event of loss due to any of the perils for which they have agreed to provide insurance, each party shall look solely to its insurance for recovery.  Lessor and Lessee hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the Leased Premises, a waiver of any right of subrogation which any insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

B.           Lessor and Lessee hereby waive any and every claim which arises or may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies.  Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto.  Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Lessor and Lessee hereby agree immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

16.          DAMAGE TO PREMISES.

A.           Rights of Mortgagee.  All of the rights of Lessee and Lessor in this Section 16 are subject to, and inferior to, the rights of any party holding a mortgage or deed of trust to the Leased Premises (the “Mortgagee”) to require, pursuant to such Mortgagee’s mortgage, deed of trust or other security instrument, that all insurance proceeds received in connection with a casualty event be paid to the Mortgagee for purposes of reducing the indebtedness then owed by Lessor to such Mortgagee.  In the event any Mortgagee requires that all insurance proceeds be paid to it following damage or destruction of the Leased Premises, either Lessee or Lessor may terminate this Lease immediately upon written notice to the other party.  Thereafter, Lessee and Lessor shall have no further obligations under this Lease (except for such obligations which expressly survive termination).

B.            Total Destruction.  If, during the term of this Lease, the Leased Premises are totally destroyed or so damaged by fire or any other casualty or accident that the Leased Premises cannot, in Lessor’s reasonable determination, be used by Lessee for conducting its business therein, then this Lease may be terminated by either Lessee or Lessor, without liability to the other.  Such election shall be made, and written notice thereof given to the other, within thirty (30) days following the destruction or damage.  In the event the Lease is terminated under this subsection B, all insurance proceeds payable in connection with such damage or destruction shall be paid to Lessor, and Lessee shall have no further obligations hereunder with respect to repair or restoration of the Leased Premises or removal of any Structural Modifications or other improvements from the Leased Premises (except for Lessee’s Property which Lessee shall have the right to remove).  Notwithstanding any provision herein to the contrary, in the event of casualty or other damage or destruction of the Leased Premises, Lessee shall receive all insurance proceeds payable in connection with or attributable to Lessee’s Property.

C.            Partial Destruction.  In the event the Leased Premises are partially damaged or destroyed but, in Lessor’s reasonable determination, can still be used for the purposes and in the manner intended by Lessee, or in the event of total destruction of the Leased Premises and neither Lessor nor Lessee has elected to terminate this Lease, then all insurance proceeds payable in connection with such damage or destruction shall be paid to Lessee and used by Lessee to repair and restore the Leased Premises in accordance with this section.  In this event, the Lease shall continue in full force and effect.  Lessee shall prepare or have prepared plans, specifications, and working drawings that will be necessary for repair and restoration of the Leased Premises.  The plans, specifications, and working drawings must be approved by Lessor (and by the Mortgagee, if applicable), which approval shall not be unreasonably withheld and must be given or refused within ten (10) business days after receipt thereof by Lessor (and Mortgagee, if applicable).  If Lessor or the Mortgagee disapproves the plans, specifications, or working drawings, Lessor or Mortgagee shall notify Lessee of its objections and Lessee may either satisfy the objections, mediate any such matters, or terminate the Lease by written notice to the Lessor.  In the event of such termination, all of the insurance proceeds payable in connection with such damage or destruction shall be paid to Lessor (except for proceeds from insurance attributable to Lessee’s Property).  If Lessor (and Mortgagee, if applicable) approves the plans, specifications and working drawings, Lessee shall restore the Leased Premises substantially in accordance with the approved plans, specifications, and working drawings.  Construction shall commence as soon as reasonably possible after the necessary governmental approvals have been obtained and shall be diligently pursued to completion.  Lessee shall retain a contractor that is experienced in the type of construction required.  In the event that insurance proceeds received by Lessee for the damage or destruction of the Leased Premises are insufficient to cover all costs of repair or restoration of the Leased Premises, Lessee shall either (i) pay any and all costs and expenses for repair and restoration of the Leased Premises in accordance with the approved plans, specifications and working drawings, in excess of such insurance proceeds, (ii) modify the plans, specifications and working drawings such that all repairs and restoration of the Leased Premises may be completed for an amount equal to or less than the insurance proceeds received by Lessee hereunder, or (iii) terminate this Lease by written notice to Lessor, unless Lessor, in its sole discretion, elects to: (a) terminate this Lease by written notice to Lessee; or (b) pay such excess.

17.           SUBLETTING AND ASSIGNING; CHANGE IN LESSEE’S CORPORATE FORM.

A.            Lessee shall not mortgage, encumber, or pledge the Leased Premises.  If Lessee intends to sublet the Leased Premises or any portion thereof, Lessee shall give notice of intent to sublease to Lessor not less than one hundred eighty (180) days prior to the anticipated effective date of such sublease.  After receiving notice, Lessor will have the right to conduct due diligence on the proposed sublessee to determine if the proposed sublessee is comparable to Lessee’s status (as of the execution of this Lease) with regard to (a) financial standing, (b) business reputation, and (c) capability of operating a business as is contemplated in this Lease.  If Lessor, in its sole discretion, determines that the proposed sublessee is not comparable to Lessee’s status as of the date of execution of this Lease with regard to these matters, Lessor may refuse to approve such sublease, which refusal Lessee hereby conclusively recognizes as reasonable.  Lessor may also refuse to approve such sublease on any other grounds that Lessor, in its sole discretion, deems to be proper.

B.            Lessee shall not assign this Lease, in whole or in part, by operation of law or otherwise, except with the prior written consent of Lessor.

C.            In the event that this Lease is sublet or assigned as provided herein, such action shall not relieve Lessee from any liability hereunder.

18.          HOLDING OVER.  It is agreed and understood that any holding over by the Lessee of the Leased Premises after the expiration of the lease term or termination for whatever cause shall be a tenancy at the will of the Lessor at a monthly rental equal to one-hundred and fifty percent (150%) of the rental then payable as provided herein and may be terminated by Lessor at any time upon notice to Lessee.

19.          LESSEE’S DEFAULT.  In the event Lessee defaults in the payment of any of the rentals or other sums provided to be paid hereunder which is not remedied within fifteen (15) days after written notice of such default is given by Lessor to Lessee and Lessee’s lenders as set forth in Schedule A; or, if Lessee defaults in the observance or performance of any other covenant, condition, agreement or provision hereof which is not remedied within thirty (30) days after written notice of such default is given by Lessor to Lessee and Lessee’s lenders as set forth on Schedule A (so long as Lessee’s right hereunder of remediation or cure of said default has not been excluded pursuant to the terms of this Lease); provided, however, that if such default cannot be cured within said thirty (30) day period then such thirty (30) day period shall be extended by such time as is necessary for Lessee to effect such cure as long as (i) Lessee or Lessee’s lenders are diligently prosecuting such cure, and (ii) Lessee or any of Lessee’s lenders deliver a written notice to Lessor prior to the expiration of the initial thirty (30) day period in which Lessee or any of Lessee’s lenders notify Lessor that it cannot cure the default within such thirty (30) day period and Lessee or any of Lessee’s lenders represent to Lessor that they will diligently prosecute to cure such default; or, if Lessee becomes insolvent or bankrupt, conveys substantially all its assets, admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver; or if a bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or other proceedings for relief under the bankruptcy law or similar law for the relief of debtors are instituted by or against Lessee; then, in any such event, Lessor may, at its option, in addition to any other remedy available to Lessor hereunder, or at law or in equity, upon fifteen (15) days written prior notice to Lessee, exercise any one or more of the following remedies without any further notice or demand:

A.          Lessor may terminate this Lease, in which event the term of this Lease shall end, and all right, title, and interest of Lessee hereunder shall terminate on the date stated in such notice.  In such event, Lessor shall be entitled to recover from Lessee all rentals accrued and unpaid for the period up to and including such termination date, as well as any other sums payable by Lessee as provided herein which may then be owing and unpaid, and all costs and expense, including court costs and attorney’s fees, incurred by Lessor in the enforcement of its rights and remedies hereunder; and/or

B.           Lessor may, without terminating this Lease, terminate the right of Lessee to possession of the Leased Premises by giving notice to Lessee that Lessee’s right of possession shall end on the date stated in the notice.  In such event Lessee’s right to possession of the Leased Premises shall terminate, and Lessor may take possession thereof.

20.          DISPUTES; MEDIATION; ARBITRATION.  All disputes and controversies between Lessor and Lessee that are not resolved within forty-five (45) days of the date they first arise shall be submitted for mediation.  All disputes not resolved by mediation shall be subjected to the sole remedy of binding, non-appealable arbitration pursuant to the then existing rules and regulations of the National Arbitration Foundation.  Such arbitration shall be conducted in San Antonio, Texas.

21.          NON-WAIVER.  It is expressly agreed and understood that the acceptance of rental hereunder, lapse of time or any other act or omission on the part of Lessor or its agents shall not constitute a waiver of any breach by Lessee of the conditions and covenants of this Lease, but rather, so long as any such breach continues, Lessor shall have the right to terminate this Lease and pursue any remedies to which it may be entitled as provided herein.  No act or conduct of Lessor, including but without limitation the acceptance of the keys to the Leased Premises shall constitute an acceptance of the surrender of the Leased Premises by Lessee before the expiration of the term of this Lease.  Only a written notice from Lessor to Lessee, signed by an authorized representative of Lessor, shall constitute an acceptance of the surrender of the Leased Premises so as to effect a termination of this Lease.  No waiver of Lessee’s default by Lessor shall be valid unless it is in writing and signed by an authorized representative of Lessor.

22.          LANDLORD’S LIEN.

A.          In addition to and cumulative of any statutory or constitutional lien to which Lessor may be entitled, Lessor shall have a lien as security for rents and other covenants of Lessee herein on Lessee’s Property; provided, however, Lessor acknowledges and agrees that any statutory or constitutional liens of Lessor and the lien granted to Lessor pursuant to this Section 22 (collectively, “Lessor’s Liens”) are subordinate to any and all properly perfected liens now or hereafter held by any of Lessee’s lenders, including all renewals, modifications, and extensions thereof.  The subordination herein provided shall be self-operative and no further instrument of subordination shall be required; provided, however, within ten (10) business days following any request therefor, Lessor agrees to execute and deliver to Lessee or any of Lessee’s lenders any instrument reasonably requested to evidence such subordination.  Lessor hereby appoints Lessee as its true and lawful agent and attorney-in-fact (“Attorney-in-Fact”) for the Lessor and in the Lessor’s name, place and stead for the sole purpose of executing and delivering all documents and to take such action as is deemed necessary to evidence subordination of Lessor’s Liens in the event Lessor fails to execute and deliver such instrument as herein required.  If Lessee is in default under this Lease, or if Lessee abandons or vacates the Leased Premises, Lessor may enter upon the Leased Premises, by any means whatsoever, and take possession of all or any part of the Lessee’s Property, and store same at the expense of Lessee.  Lessor will relinquish its possession of any of Lessee’s Property that is subject to a superior lien described above upon the written request of the holder of such superior lien.  Subject to the rights of superior lien holders, Lessor may sell Lessee’s Property at a public or private sale to the highest bidder for cash thirty (30) days after written notice of such sale has been mailed to Lessee at its last known address.  The proceeds of any such sale shall be first applied by Lessor to the cost of such sale and then to the payment of all sums due by Lessee to Lessor under the terms of this Lease.  Any surplus shall be mailed to Lessee at its last known address.  It is agreed that none of the above procedures shall necessitate prior judicial hearing.

B.           This Lease is intended as and constitutes a security agreement within the meaning of the Texas Business and Commerce Code.  Lessor, in addition to the rights prescribed in this Lease, but subject to the rights of superior lien holders (as described in subsection A above), shall have all of the rights, titles, liens, and interests in and to Lessee’s property, now or hereafter located upon the Leased Premises, which may be granted a secured party, as that term is defined, under the Texas Business and Commerce Code to secure to Lessor payment of all sums due and the full performance of all Lessee’s covenants under this Lease.  Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor’s security interest under this Lease; if Lessee fails or refuses to do so, then Lessor may file this Lease or a copy thereof as a financing statement; such filing shall not be a violation of Section 37 of this Lease.  Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Lessor and Lessee agree that reasonable notice shall be met if such notice is given by ten (10) days written notice, certified mail, return receipt requested, to Lessor or Lessee at the addresses specified herein.

23.          NOTICES.  Any notices, requests, or other communications hereunder shall be deemed duly given if made in writing and delivered in person or mailed by registered or certified mail as follows:

To Lessor:	Green Wing Management, Ltd.
12903 Delivery Drive
San Antonio, Texas 78247

To Lessee:	ISI Controls, Ltd.
12903 Delivery Drive
San Antonio, Texas 78247

Any party may change its address for notices by notifying all the other parties pursuant to this section.

24.          BINDING EFFECT.  This Lease shall be binding upon and inure to the benefit of the heirs, legatees, devisees, executors, administrators, successors and, to the extent assignment is permitted hereunder, assigns of the parties hereto.

25.          CERTIFICATION.  Lessor and Lessee agree that at any time and from time to time upon not less than ten (10) days prior notice to the other, Lessor or Lessee will execute, acknowledge and deliver to the other a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this lease is in full force and effect as modified and identifying the modifications), (b) the date to which the rental and other charges have been paid and (c) that so far as the certifier knows, there is no default under the provisions of this Lease.  It is intended that any such statement may be relied upon by any person proposing to acquire Lessor’s or Lessee’s interest, as the case may be, in this Lease or any prospective mortgagee or assignee of any mortgage upon such interest.

26.          SUBORDINATION.  This Lease and all of the rights of Lessee hereunder shall be subject and subordinate to any mortgage or deed of trust (all such mortgages or deeds of trust hereinafter collectively called “Mortgage”) that may now or in the future encumber the Leased Premises, and to all renewals, modifications, consolidations, replacements, and extensions thereof.  Lessor represents and warrants that it has requested the Mortgagee of the Leased Premises to execute a non-disturbance agreement acceptable to Lessee recognizing this Lease and agreeing, for itself and its successors and assigns, that so long as Lessee is not in default in the payment of rent or the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Lessee hereunder, that such Mortgagee shall not interfere with, hinder or impair Lessee’s right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Leased Premises, and all portions thereof and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease.  Lessor further agrees to cooperate in any and all reasonable ways in attempting to secure a non-disturbance agreement from the current Mortgagee of the Leased Premises.  If the current Mortgagee agrees to execute such a non-disturbance agreement, upon receipt by Lessee of such a non-disturbance agreement, Lessee shall, at Lessor’s request, promptly execute any certificate or instrument that Lessor may request evidencing such subordination.  If such a non-disturbance agreement is executed by the current Mortgagee, Lessor agrees not to execute any additional or replacement Mortgage (not including required periodic renewals of the currently existing Mortgage, or a replacement Mortgage in the event the current Mortgagee determines to terminate or not renew the current Mortgage) without obtaining the same non-disturbance agreement from the proposed mortgagee.  Lessor and Lessee acknowledge that a non-disturbance agreement will not be provided by Mortgagee if the Lessee is a related party to the borrower or guarantor under the current Mortgage.  Notwithstanding any provision herein to the contrary, the lien of any such Mortgagee shall not cover Lessee’s Property located in or on the Leased Premises.  No Mortgagee shall be bound by (a) any payment of rentals for more than one (1) month in advance, except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such Mortgagee.

27.          CONDEMNATION.  If during the term of this Lease, all of the Leased Premises shall be taken or condemned for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, either Lessor or Lessee may, terminate this Lease upon sixty (60) days written notice to the other party and the rent shall be abated for the unexpired portion of this Lease effective on the date possession is surrendered by Lessee.  If any such taking shall occur which leaves the Leased Premises suitable for the operation of Lessee’s business, the Lease shall remain in force and effect but the rental shall be reduced in proportion to the value of square footage, if any, taken, by the condemning authority as compared to the total value of the Leased Premises.  Lessor shall receive the entire award made by the condemning authority.

28.          REIMBURSEMENT OF LESSOR.  If Lessor pays any sum that Lessee is obligated to pay hereunder, whether for utilities, taxes, insurance, repairs, replacements, maintenance, or otherwise, Lessee agrees to pay any such sum to Lessor on demand, plus interest at the lesser of five percent (5%) above the interest rate outstanding on the Lessor’s financing of the Leased Premises or ten percent (10%) per annum from the date Lessor paid said sum until the date of repayment by Lessee.

29.          ATTORNEYS’ FEES.  In the event either party breaches any of the terms or covenants of this Lease, and it is necessary to employ attorneys to protect or enforce the rights hereunder, then the defaulting party agrees to pay the non-defaulting party’s reasonable attorneys’ fees and court costs.

30.          ENTIRE AGREEMENT.  This written Lease contract contains each and all of the agreements between the parties hereto, and no prior, contemporaneous agreement, whether oral, implied or in writing, shall vary the terms and provisions hereof.  This Lease may be amended by the written consent of the parties hereto.

31.          INVALID CLAUSES.  In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

32.          WAIVER OF APPLICABILITY.  The parties to this Lease desire to avoid the applicability of the Deceptive Trade Practices Act (“DTPA”) of Texas to the full extent permitted by law.  In order to avoid applicability of the DTPA for the mutual benefit of the parties, Lessee represents that: (i) it is not in a significantly disparate bargaining position with respect to this transaction; and (ii) Lessee waives all of the provisions of the DTPA other than Section 17.55.

33.          KEYS.  Lessee shall provide Lessor with at least one key for each different door lock within the Leased Premises.  Lessor agrees not to use the keys without prior notice to, and approval of, Lessee, except in case of emergency.

34.          FINANCIAL STATEMENTS.  Lessee shall furnish Lessor, prior to the execution of this Lease, and also as a condition to the exercise of any option for additional term(s), a statement of financial condition of Lessee prepared by an independent certified public accountant and in form reasonably satisfactory to Lessor.  Said financial statements shall be updated on an annual basis to reflect current information and shall be delivered by Lessee to Lessor within 120 days of the close of its fiscal year.  Lessor may provide a copy of the financial statements to any financial institution that holds a first mortgage on the Leased Premises.

35.          CORPORATE AUTHORITY.  If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee do hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

36.          LIMITATION OF WARRANTIES.  Lessor and Lessee expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.

37.          QUIET ENJOYMENT.  Lessor agrees that, subject to the terms, covenants, and provisions of this Lease, Lessee may, upon observing and complying with all terms, covenants, and provisions of this Lease, peaceably and quietly occupy the Leased Premises.

38.          CONFIDENTIALITY.  This Lease is a confidential agreement between the parties herein and no terms or conditions of this Lease (including rental payments paid or due or the method of calculating said payments) shall be released to any appraiser, rent survey, or any third party.  No portion of this Section 38, however, shall prevent either party from complying with requirements of a lender, or government regulation or law, where said law requires confidential disclosure of rental terms for purposes of tax assessment, for purposes of tax audit, or otherwise.  No portion of this Section 38 shall apply to a prospective buyer of the Leased Premises pursuant to Section 5 provided the prospective buyer has signed a letter of intent satisfactory to Lessor and has signed a confidentiality agreement not to disclose the terms and conditions of this Lease.  No portion of this Section 38 shall prohibit Lessor from disclosing the terms of this Lease, pursuant to a confidentiality agreement, to any appraiser employed by Lessor for tax or estate planning purposes.  No portion of this Section 38 shall apply to the holder of any mortgage, deed of trust, or security interest that may now or in the future encumber the Leased Premises or any personal property located at the Leased Premises, and to all renewals, modifications, consolidations, replacements, and extensions thereof, said holder having the authority, if it chooses, to record any lease estoppel letters or subordination and non-disturbance agreements to which this Lease may be attached as an exhibit.

39.          EFFECT OF RESTATEMENT.  This First Restated Commercial Lease Agreement fully amends, restates and supersedes, but does not novate, the Commercial Lease Agreement executed on or about December 20, 2005, between the Lessor and the Lessee pertaining to the Leased Premises.

40.          SPECIAL PROVISION.  Sam Youngblood, CEO of LESSEE , and Don Carr, President of LESSEE are the principals of Green Wing Management, Ltd, LESSOR.  Sam Youngblood and Don Carr agree to act in a commercially reasonable manner as to their obligations relating to both the LESSOR and the LESSEE, under this First Fully Restated Commercial Lease Agreement.

Executed this 31st day of July, 2007, to be effective August 1, 2007.

LESSEE:	LESSOR:

ISI Controls, Ltd.	Green Wing Management, Ltd.
By Metroplex Control Systems, Inc.,	By Green Wing GP, Inc, its General Partner
its general partner

By:		By:
Sam Youngblood			Sam Youngblood
Its:	Chief Executive Officer	Its:	Chief Executive Officer

EXHIBIT A

Legal Description